Exhibit 5.2

[Letterhead of Homburger AG]

Homburger AG
Weinbergstrasse 56 | 58
CH-8006 Zürich
Postfach 194 | CH-8042 Zürich

Telefon+41 43 222 10 00
Fax+41 43 222 15 00

lawyers@homburger.ch

To:
UBS AG
Bahnhofstrasse 45
CH-8098 Zurich
Switzerland

October 7, 2008

313111 | ZOD | 000003.doc

UBS AG - Registration Statement for Auction Rate Securities Rights

Ladies and Gentlemen:

We have acted as Swiss Counsel to UBS AG, a corporation organized under the laws of Switzerland (the Company) in connection with the registration under the Securities Act of 1933 (the Act) of auction rate securities rights (the ARS Rights) on Form F-3 (the Registration Statement). As such counsel, we have been requested to give our opinion as to certain legal matters relating to the Registration Statement and the ARS Rights.

Capitalized terms used herein shall have the meaning attributed to them in the Registration Statement unless otherwise defined herein.

I.          Basis of Opinion

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof as currently applied by the Swiss courts. In the absence of explicit statutory law or established case law, we base our opinion solely on our independent professional judgement. This opinion is also confined to the matters stated herein and is not to be read as extending, by implication or otherwise, to any agreement or document referred to in the Registration Statement (other than listed below) or any other matter.

For purposes of this opinion we have not conducted any due diligence or similar investigation as to factual circumstances, which are or may be referred to in the documents below, and we express no opinion as to the accuracy of representations and warranties of facts set out in such documents or the factual background assumed therein.

For the purpose of giving this opinion, we have only examined originals or copies of the following documents (collectively the Documents):

(i)         copy of the executed Registration Statement dated as of October 7, 2008;

(ii)        forms of ARS Rights certificates (the ARS Rights Certificates) attached as exhibits to the Registration Statement;

(iii)       an electronic copy of the articles of incorporation (Statuten) of the Company, dated as of June 12, 2008 (the Articles);

(iv)       an internet excerpt from the Register of Commerce of the Canton of Zurich for the Company dated as of October 7, 2008; (the Excerpt);

(v)        an excerpt from the resolution of the Board of Directors of the Company, dated as of September 26, 2008 (the Resolution);

(vi)       the organizational regulations (Organisationsreglement) of the Company dated as of July 1, 2008 (the Internal Regulations).

No documents have been reviewed by us in connection with this opinion other than those listed above. Accordingly, we shall limit our opinion to the above Documents and their legal implications on the Registration Statement and the ARS Rights under Swiss law.

In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions.

II.         Assumptions

For the purpose of this opinion, we have assumed the following:

(a)        all copies, fax copies or electronic versions of the documents produced to us conform to the respective original documents and the originals of such documents were executed in the manner and by the individuals appearing on the respective copies;

(b)        all signatures appearing on all original documents or copies thereof which we have examined are genuine;

(c)        all factual information contained in, or material statements given in connection with, the Documents is true and accurate;

(d)        the Registration Statement has been executed by such persons as may be required under the Act and the rules and regulations promulgated thereunder and the Registration Statement has become effective under the Act;

(e)        all ARS Rights Certificates are or will be substantially in the form of the ARS Rights Certificates attached as exhibits to the Registration Statement;

(f)         the ARS Rights have been duly executed by the Company and have been duly issued and delivered as contemplated in the Registration Statement, all in accordance with the provisions of the Resolution;

(g)        the ARS Rights Certificates are or will be valid, binding and enforceable under New York law, and the choice of New York law provided in the ARS Rights Certificates is valid under New York law;

(h)        as far as any obligation under or in connection with the Registration Statement or the ARS Rights Certificates is required to be performed in any jurisdiction outside of Switzerland, its performance will not be illegal or unenforceable by virtue of the laws of such jurisdiction;

(i)         the Excerpt, the Articles and Internal Regulations are correct, complete and up-to-date; and

(j)                           the Resolution (i) has been duly resolved in accordance with the provisions of the Internal Regulations in a meeting duly convened and otherwise in the manner set forth in the extract from the Resolution, and (ii) has not been rescinded or amended and is in full force and effect.

III.       Opinion

Based on the foregoing and subject to the qualifications set out below, we are of the opinion that as of the date hereof:

1.                             The Company is a corporation (Aktiengesellschaft) duly incorporated and validly existing under the laws of Switzerland.

2.                             The Company has the requisite corporate power and authority to issue and perform the ARS Rights.

3.                             All corporate action by the Company related to the ARS Rights, including the authorization of the issuance and performance of the ARS Rights and of the execution of any documents in connection therewith, has been duly authorized in conformity with the Articles and Internal Regulations as a matter of Swiss law.

4.                             If and when the (i) Registration Statement has become effective under the Act and (ii) ARS Rights have been issued and delivered as contemplated in the Registration Statement and in accordance with New York law, the ARS Rights will constitute valid and legally binding obligations of the Company.

IV.       Qualifications

The above opinions are subject to the following qualifications:

(a)                        We are members of the Zurich bar and do not hold ourselves to be experts in any laws other than the laws of Switzerland. Accordingly, we are opining herein as to Swiss law only and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

(b)                       Enforceability of the ARS Rights may be limited by applicable bankruptcy, insolvency, reorganisation or similar laws affecting creditors and secured parties in general (including, without limitation, provisions relating to voidable preferences), laws or equitable principles of general application (including, but not limited to, voidable preferences (Anfechtung), the abuse of rights

(Rechtsmissbrauch) and the principle of good faith (Grundsatz von Treu und Glauben)), and public policy, as defined in Art. 17-19 of the Swiss Private International Law Act of December 18, 1987, as amended (the Private International Law Act).

Enforcement before the courts of Switzerland will in any event be subject to:

(i)                           the nature of the remedies available in the Swiss courts (and nothing in this opinion must be taken as indicating that specific performance (other than for the payment of a sum of money) or injunctive relief would be available as remedies for the enforcement of such obligations); and

(ii)                        the acceptance of such courts of jurisdiction and the power of such courts to stay proceedings if concurrent proceedings are being brought elsewhere.

(c)                        Claims may become barred under statutes of limitation or prescription, or may be or become subject to available defences such as set-off, counterclaim, misrepresentation, material error, frustration, overreaching, duress or fraud. Further, limitations may apply with respect to any indemnification and contribution undertakings by the Company if a court considers any act of the indemnified person as wilful or negligent, and an obligation to pay an amount may be unenforceable if the amount is held to constitute an excessive penalty (such as exemplary or punitive damages).

(d)                       We express no opinion as to the accuracy or completeness of the information set out in the Registration Statement or of any representations and warranties set out in the Registration Statement.

(e)                        The enforceability in Switzerland of a foreign judgment rendered against the Company is subject to the limitations set forth in (x) the Convention on Jurisdiction and Enforcement of Judgments in Civil and Commercial Matters of September 16, 1988 (the Lugano Convention), (y) such other international treaties under which Switzerland is bound, and (z) the Private International Law Act. In particular, and without limitation to the foregoing, a judgment rendered by a foreign court may only be enforced in Switzerland if:

(i)                           (in case of (y) and (z) and, in certain exceptional cases, (x)) the foreign court had jurisdiction;

(ii)                        the judgment of such foreign court has become final and non-appealable, or, in the case of (x), has become enforceable at an earlier stage;

(iii)                     the court procedures leading to the judgment followed the principles of due process of law, including proper service of process; and

(iv)                    the judgment of the foreign court on its merits does not violate Swiss law principles of public policy.

In addition, enforceability of a judgment by a non-Swiss court in Switzerland may be limited if the defendant can demonstrate that it was not effectively served with process. Based on the above, there is doubt as to the enforceability in Switzerland, in original actions or in actions for enforcement of judgments of US courts, of liabilities based solely on the federal securities laws of the United States of America.

(f)                          Further, we express no opinion as to banking or insurance regulatory matters or as to any commercial, accounting, calculating, auditing or other non-legal matter. Also, we express no opinion as to tax matters.

*   *   *

We have issued this opinion as of the date hereof and we assume no obligation to advise you of any changes that are made or brought to our attention hereafter.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading “Validity of the securities” in both prospectuses contained in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

This opinion is furnished by us, as counsel to the Company in connection with the filing of the registration of the ARS Rights and, except as provided in the immediately preceding paragraph, is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission, or relied upon by any other person.

This opinion is governed by and shall be construed in accordance with the laws of Switzerland. We hereby confirm our separate understanding that any disputes arising out of or in connection with this opinion shall be settled by the courts of the City of Zurich, Switzerland.

Sincerely yours,
HOMBURGER AG

/s/ Dr. Daniel Daeniker
Dr. Daniel Daeniker